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                                                       EXHIBIT 5.1


                             LAW OFFICES OF

                    SAUL, EWING, REMICK & SAUL LLP

BALTIMORE, MARYLAND            CENTRE SQUARE WEST          NEW YORK, NEW YORK
BERWYN, PENNSYLVANIA      1500 MARKET STREET, 38TH FLOOR   PRINCETON, NEW JERSEY
HARRISBURG, PENNSYLVANIA    PHILADELPHIA, PA 19102-2186    WILMINGTON, DELAWARE

                          (215) 972-7777

                       Fax: (215) 972-7725
                  Internet Email: lawyers@saul.com
                World Wide Web: http://www.saul.com

                                  March 25, 1999

Uni-Marts, Inc.
477 East Beaver Avenue
State College, PA 16801-5690

Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") of Uni-Marts, Inc., a Delaware corporation (the "Company"), covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 500,000 shares of common stock, par value $0.10 per share, of the Company (the "Shares") pursuant to the Uni-Marts, Inc. Employee Stock Purchase Plan (the "Plan").

     We have examined the Registration Statement, the Certificate of Incorporation and By-laws of the Company, the Plan and such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this Opinion.

     Based on the foregoing, it is our opinion that the issuance of the Shares has been duly authorized and, when issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this Opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                  Very truly yours,

                                  /S/ SAUL, EWING, REMICK & SAUL LLP